Exhibit 97
LESAKA TECHNOLOGIES,
INC.
the “Company”
COMPENSATION
CLAWBACK POLICY

CONTENTS
CONTENTS
.............................................................................................................................................
2
1.
PURPOSE
.....................................................................................................................................
3
2.
ADMINISTRATION .......................................................................................................................
3
3.
DEFINITIONS................................................................................................................................
4
4.
EFFECTIVE DATE ........................................................................................................................
4
5.
SCOPE
..........................................................................................................................................
4
6.
RECOVERY ..................................................................................................................................
5
7.
IMPRACTABILITY
.........................................................................................................................
5
8.
NO INDEMNIFICATION ................................................................................................................
5
9.
ACKNOWLEDGEMENT
................................................................................................................
5
10.
AMENDMENT AND INTERPRETATION ......................................................................................
5
11.
OTHER RECOUPMENT RIGHTS ................................................................................................
6
12.
SUCCESORS................................................................................................................................
6
13.
GOVERNING LAW .......................................................................................................................
6
14.
POLICY REVIEW
..........................................................................................................................
6
ANNEXURE A: ACKNOWLEDGEMENT FORM
.....................................................................................

1.
PURPOSE
The Company has adopted
this Policy to comply
with Section 954 of
the Dodd-Frank Wall
Street Reform and Consumer
Protection Act of 2010, as codified by Section 10D of the Exchange Act, and Nasdaq Listing Rule 5608, which require the recovery of certain forms
of executive compensation in the
case of accounting restatements resulting
from a material error
in
an
issuer’s
financial
statements
or
material
noncompliance
with
financial
reporting
requirements
under
the
federal
securities laws.
2.
ADMINISTRATION
This Policy shall be
administered by the Board
or, if so, designated by the
Board to the Remuneration
Committee, in which
case references herein to the Board shall be deemed
references to the Remuneration Committee.

3.
DEFINITIONS
For purposes of this Policy,
the following capitalized terms shall have the meanings
set forth below.
a.
“
Acknowledgement Form
” shall mean the acknowledgment form attached hereto as Annex
A.
(a)
“
Board
” shall mean the Board of Directors of the Company.
b.
“
Commission ” shall mean the U.S. Securities and Exchange Commission.
c.
“
Covered Executive
” shall
mean the
Company’s current
and former
executive officers,
and such
other employees
who may from time to
time be deemed subject
to this Policy by the
Board. For purposes of this
Policy, an
executive
officer means an officer as defined in
Rule 16a-1(f) under the Exchange Act.
d.
“
Erroneously Awarded
Compensation
” shall
mean, with
respect to
each Covered
Executive in
connection with
a
Restatement,
the
amount
of
Incentive-based
Compensation
that
exceeds
the
amount
of
Incentive-based
Compensation
that
would
have
been
received
by
the
Covered
Executive
had
it
been
determined
based
on
the
restated amounts, without regard to any taxes paid by
the Covered Executive.
e.
“
Exchange Act ” shall mean the Securities Exchange Act of 1934, as amended.
f.
“
Financial Reporting
Measures
” shall
mean measures
that are
determined and
presented in
accordance with
the
accounting
principles
used
in
preparing
the
Company’s
financial
statements,
and
any
measures
that
are
derived
wholly
or
in
part
from
such
measures.
Stock
price
and
total
shareholder
return
shall
also
constitute
“Financial
Reporting
Measures.”
A
Financial
Reporting
Measure
need
not
be
presented
within
the
Company’s
financial
statements or included in a filing with the Commission.
g.
“
Incentive-based Compensation
” shall mean any compensation that is granted,
earned, or vested based wholly or
in part
upon the
attainment
of a
Financial Reporting
Measure. Incentive
-based Compensation
shall be
deemed to
have been received
during the fiscal
period in which
the Financial Reporting
Measure specified in
the Incentive-based
Compensation award is attained, even if
such Incentive-based Compensation is paid or granted after
the end of such
fiscal
period.
For
the
avoidance
of
doubt,
Incentive-based
Compensation
does
not
include
annual
salary,
compensation awarded
based on
completion
of a
specified period
of service,
or compensation
awarded based
on
subjective standards, strategic measures, or operational measures.
h.
“
Nasdaq ” shall mean the Nasdaq Stock Market LLC.
i.
“
Policy
” shall mean this compensation clawback policy,
as may be amended or restated from time to time.
j.
“
Restatement
”
shall
mean
an
accounting
restatement
due
to
material
noncompliance
by
the
Company
with
any
financial reporting
requirement under
the federal
securities laws,
including any
required accounting
restatement to
correct an error
in previously issued financial
statements that is material
to the previously
issued financial statements,
or that would result
in a material misstatement
if the error were
corrected in the current
period or left uncorrected
in
the current period.
k.
“
Restatement Date
” shall
be the
earlier of
(i) the date
the Board, a
committee of the
Board, or
officer(s) are authorized
to take
such action if
Board action is
not required, concludes,
or reasonably should
have concluded,
that the
Company
is required
to prepare
a Restatement
or (ii)
the date
a court,
regulator,
or other
legally authorized
body directs
the
Company to prepare a Restatement.
4.
EFFECTIVE DATE
This Policy shall
be effective
as of the
date it is
adopted by the
Board and shall
apply to Incentive-based
Compensation
that is approved, awarded, or granted to Covered Executives on or after that date.
5.
SCOPE
5.1.
This Policy applies to all Incentive-based Compensation
received by the Covered Executives
i.
after beginning service as an executive officer,
ii.
who
served
as
an
executive
officer
at
any
time
during
the
performance
period
for
such
Incentive-based
Compensation, and
iii.
during the three (3) completed fiscal years immediately
preceding a Restatement Date.

5.2.
In addition
to these
last three
(3) completed
fiscal years,
the Policy
applies to
any transition
period that
results
from a change in the
Company’s fiscal year within or immediately following those
three (3) completed fiscal years,
provided, however,
that a transition
period between
the last
day of
the Company’s
previous fiscal
year end
and
the first day
of its
new fiscal
year that comprises
a period of
nine (9)
to twelve
(12) months
would be
deemed a
completed fiscal year for
purposes of this Policy.
For the avoidance of
doubt, the Company’s obligation to
recover
Erroneously Awarded Compensation is not dependent
on if or when the restated financial statements are filed.
6.
RECOVERY
6.1.
In the event
the Company is
required to prepare
a Restatement, the
Company shall,
as promptly as
reasonably
possible, recover any Erroneously Awarded Compensation
received by a Covered Executive during the three (3)
completed fiscal years
immediately preceding
the Restatement Date.
For Incentive-based
Compensation based
on
stock
price
or
total
shareholder
return,
the
Board
shall
determine
the
amount
of
Erroneously
Awarded
Compensation
based
on
a
reasonable
estimate
of
the
effect
of
the
Restatement
on
the
stock
price
or
total
shareholder return upon
which the
Incentive-based Compensation was
received and the
Company shall
document
such reasonable estimate and provide such documentation
to Nasdaq.
6.2.
Subsequent
changes
in
a
Covered
Executive’s
employment
status,
including
retirement
or
termination
of
employment, do not
affect the Company’s rights to
recover Incentive-based Compensation pursuant to
this Policy.
6.3.
The Board
shall determine,
in its
sole discretion,
the method
of recovering
any Incentive-based
Compensation
pursuant to this Policy.
Such methods may include, but are not limited to:
i.
direct recovery by reimbursement;
ii.
set-off against future compensation;
iii.
forfeiture of equity awards;
iv.
set-off or cancelation against planned future awards;
v.
forfeiture
of
deferred
compensation
(subject
to
compliance
with
the
Internal
Revenue
Code
and
related
regulations); and/or
vi.
any other recovery action approved by the Board and permitted under applicable law
.
7.
IMPRACTABILITY
The Board
shall recover
any Erroneously
Awarded
Compensation
in accordance
with this
Policy
unless such
recovery
would
be
impracticable,
as determined
by
the
Board
in
accordance
with
Rule
10D-1
under
the
Exchange
Act
and
the
listing standards of Nasdaq.
8.
NO INDEMNIFICATION
The
Company
shall
not
indemnify
any
current
or
former
Covered
Executive
against
the
loss
of
Erroneously
Awarded
Compensation, and shall not pay, or reimburse any Covered Executives, for any insurance policy to fund
such executive’s
potential recovery obligations.
9.
ACKNOWLEDGEMENT
9.1.
Each Covered Executive shall sign and return to the Company, within 30 calendar days following the later of
i.
the effective date of this Policy first set forth above
or
ii.
the date the individual becomes a Covered Executive,
the Acknowledgement Form,
pursuant to which
the Covered Executive agrees
to be bound
by, and to comply with,
the terms and conditions of this Policy.
10.
AMENDMENT AND INTERPRETATION
The Board may amend this Policy from time to time in its
discretion and shall amend this Policy as it deems necessary to
reflect the regulations adopted by the Commission and to comply with any rules or standards adopted by Nasdaq or such other national
securities
exchange
on which
the Company’s
securities
are then
listed. It
is intended
that this
Policy be
interpreted in a
manner that is
consistent with
the requirements
of Section 10D
of the Exchange
Act and any
applicable
rules
or
standards
adopted
by
the
Commission
and
Nasdaq,
or
such
other
national
securities
exchange
on
which
the
Company’s securities are then listed.

11.
OTHER RECOUPMENT RIGHTS
The Board may
require that any
employment agreement,
equity award agreement,
or similar agreement
entered into on
or after the effective date shall require a Covered Executive to agree to abide by the terms of this Policy as a condition to
the grant of
any benefit.
Any right of
recoupment under
this Policy is
in addition to,
and not in
lieu of, any
other rights
of
recoupment
or remedies
that
may be
available
to the
Company
pursuant
to
the terms
of any
employment
agreement,
equity award agreement, similar agreement, or policy
and any other legal remedies available to the Company.
12.
SUCCESORS
This
Policy
shall
be
binding
and
enforceable
against
all
Covered
Executives
and
their
administrators,
beneficiaries,
executors, heirs, or other legal representatives.
13.
GOVERNING LAW
This Policy shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or
rule (whether of the State of Florida or any other jurisdiction).
14.
POLICY REVIEW
14.1.
THE POLICY IS SUBJECT TO REVISION
a.
The
Remuneration
Committee
of
the
Company
will
review
this
policy
annually
and
may
recommend
changes from time to time for the consideration of the
Board.
LESAKA BOARD APPROVAL
RECEIVED: SEPTEMBER 2024
ANNEXURE A: ACKNOWLEDGEMENT FORM
By signing below,
the undersigned
acknowledges and
confirms that the
undersigned has received
and reviewed
a copy
of the Lesaka Technologies,
Inc. (the “Company”)
Compensation Clawback
Policy (the “Policy”).
Capitalized terms used
but not defined
in this
Acknowledgement Form
(this “Acknowledgement
Form”) shall
have the
meanings set
forth in
the
Policy.
By
signing
this
Acknowledgement
Form,
the
undersigned
acknowledges
and
agrees
that
the
undersigned
is
and
will
continue to be subject to the Policy
and that the Policy will apply both
during and after the undersigned’s employment with
the Company.
Further,
by signing
below,
the undersigned
agrees to
abide by
the terms
of the
Policy,
including, without
limitation, by
returning
any Incentive
-based Compensation
subject
to recovery
under the
Policy to
the Company
to the
extent required by,
and in a manner consistent with, the Policy.
_____________________________
Signature
_____________________________
Print Name
_____________________________Date